                                                                      EXHIBIT 21
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                SUBSIDIARIES OF THE COMPANY AT DECEMBER 31, 2001
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
                                                                         Jurisdiction of
Entity                                                                   Incorporation
------                                                                   -------------
Atwood Publishing, LLC                                                   Delaware
EXPO Magazine, LLC                                                       Delaware
GEM Communications, LLC                                                  Delaware
InterGame, Limited                                                       United Kingdom
Afro Games (Proprietary) Limited                                         South Africa
ExpoExchange, LLC                                                        Delaware
I.T.S. Information Services, Inc.                                        Delaware
Total Information Services, Inc.                                         Oklahoma
Record Search, Inc.                                                      Delaware
The Official Provider Source, Inc. (Formerly Crimesearch, Inc.)          Oklahoma
STA United, Inc.                                                         Delaware
United States Mutual Association, Inc                                    Delaware
TOIC Holdings, LLC                                                       Delaware